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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Fountain Valley Medical Development
Company and Subsidiaries
Fountain Valley, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 21, 1994, relating to the consolidated financial statements of Fountain Valley Medical Development Company and Subsidiaries which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN

Orange, California
July 19, 1994
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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of OrNda
HealthCorp/Summit Health Ltd. for the registration of $100,000,000 Senior Subordinated Notes due 2004 and to the incorporation by reference therein of:

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a.   our report dated June 30, 1994, with respect to the consolidated financial statements and schedules of OrNda HealthCorp at August 31, 1993 and 1992, and for each of the three years in the period ended August 31, 1993, restated to give retroactive effect to the
     OrNda HealthCorp merger with American Healthcare Management, Inc., effective April 19,
     1994, which was accounted for as a pooling of interests, included in its Current Report on Form 8-K dated July 11, 1994, filed with the Securities and Exchange Commission;
b.   our report dated October 15, 1993, except for Note 14 as to which the date is November
     18, 1993, and Note 1 as to which the date is March 5, 1994, with respect to the consolidated financial statements and schedules of OrNda HealthCorp included in its
     Annual Report (Form 10-K as amended by Form 10-K/A No. 4) for the year ended August 31,
     1993, filed with the Securities and Exchange Commission, which have subsequently been restated to give retroactive effect to the OrNda HealthCorp merger with American
     Healthcare Management, Inc. effective April 19, 1994, which was accounted for as a pooling of interests;
c.   our report dated October 29, 1993, with respect to the consolidated financial statements and schedules of Houston Northwest Medical Center, Inc. included in the OrNda HealthCorp
     Annual Report (Form 10-K/A No. 4) for the year ended August 31, 1993, filed with the
     Securities and Exchange Commission;
d.   our report dated September 8, 1993, with respect to the consolidated financial statements of Summit Health Ltd. for the three years ended June 30, 1993, included in
     OrNda HealthCorp's Current Report on Form 8-K dated July 11, 1994, filed with the
     Securities and Exchange Commission;
e.   our reports dated September 8, 1993, with respect to the consolidated financial statements and schedules of Summit Health Ltd. included in its Annual Report (Form 10-K)
     for the year ended June 30, 1993, filed with the Securities and Exchange Commission; and
f.   our reports dated February 11, 1993, with respect to the financial statements of MCF,
     Inc., Florida Medical Center, Ltd., and Florida Medical Center, Inc. for the year ended
     December 31, 1992, included in the Form 8-K as amended by Form 8-K/A No. 3, of OrNda
     HealthCorp dated March 11, 1994, filed with the Securities and Exchange Commission.
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                                          ERNST & YOUNG

Nashville, Tennessee
July 19, 1994